Exhibit 10.6

Mudrick Capital Acquisition Corporation II

527 Madison Avenue, 6th Floor

New York, NY 10022

December 7, 2020

Mudrick Capital Acquisition Holdings II LLC

527 Madison Avenue, 6th Floor

New York, NY 10022

Re:	Administrative Support Agreement

Ladies and Gentlemen:

This letter agreement by and between Mudrick Capital Acquisition Corporation II (the “Company”) and Mudrick Capital Acquisition Holdings II LLC (“Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) for the Company’s initial public offering and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

i.	Sponsor shall make available, or cause to be made available, to the Company, at 527 Madison Avenue, 6th Floor, New York, New York 10022 (or any successor location of Sponsor), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. In exchange therefor, the Company shall pay Sponsor the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date; and

ii.	Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Mudrick Capital Acquisition Corporation II

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

MUDRICK CAPITAL ACQUISITION HOLDINGS II LLC

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Managing Member

[Signature Page to Administrative Support Agreement]

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of December 7, 2020 (as it may from time to time be amended, this “Agreement”), is entered into by and between Mudrick Capital Acquisition Corporation II, a Delaware corporation (the “Company”), and Mudrick Capital Acquisition Holdings II LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate a public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (a “Share”), and one-half of one redeemable warrant, each whole warrant exercisable for one Share at an exercise price of $11.50 per Share, as set forth in the Company’s registration statement on Form S-1 related to the Public Offering (the “Registration Statement”); and

WHEREAS, the Purchaser has agreed to purchase from the Company an aggregate of 10,000,000 warrants (or up to 11,237,7500 warrants if the over-allotment option in connection with the Public Offering is exercised in full) (the “Sponsor Warrants”), each Sponsor Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Sponsor Warrants.

A. Authorization of the Sponsor Warrants. The Company has duly authorized the issuance and sale of the Sponsor Warrants to the Purchaser.

B. Purchase and Sale of the Sponsor Warrants.

(i) As payment in full for the 10,000,000 Sponsor Warrants being purchased under this Agreement, Purchaser shall pay $10,000,000 (the “Purchase Price”), by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee, at least one (1) business day prior to the date of effectiveness of the Registration Statement.

(ii) In the event that the over-allotment option is exercised in full or in part, Purchaser shall purchase up to an additional 1,237,500 Sponsor Warrants (the “Additional Sponsor Warrants”), in the same proportion as the amount of the over-allotment option that is exercised, and simultaneously with such purchase of Additional Sponsor Warrants, as payment in full for the Additional Sponsor Warrants being purchased hereunder, and at least one (1) business day prior to the closing of all or any portion of the over-allotment option, Purchaser shall pay $1.00 per Additional Sponsor Warrant, up to an aggregate amount of $1,237,500, by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Trust Account.

(iii) The closing of the purchase and sale of the Sponsor Warrants shall take place simultaneously with the closing of the Public Offering (the “Initial Closing Date”). The closing of the purchase and sale of the Additional Sponsor Warrants, if applicable, shall take place simultaneously with the closing of all or any portion of the over-allotment option (such closing date, together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”). The closing of the purchase and sale of each of the Sponsor Warrants and the Additional Sponsor Warrants shall take place at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York, 10105, or such other place as may be agreed upon by the parties hereto.

C. Terms of the Sponsor Warrants.

(i) The Sponsor Warrants shall have their terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (a “Warrant Agreement”).

(ii) At or prior to the time of the Initial Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Sponsor Warrants and the Shares underlying the Sponsor Warrants.

Section 2. Representations and Warranties of the Company.  As a material inducement to the Purchaser to enter into this Agreement and purchase the Sponsor Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Dates) that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Sponsor Warrants have been duly authorized by the Company as of the Closing Dates. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Sponsor Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Dates.

(ii) The execution and delivery by the Company of this Agreement and the Sponsor Warrants, the issuance and sale of the Sponsor Warrants, the issuance of the Shares upon exercise of the Sponsor Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Dates (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the certificate of incorporation or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Sponsor Warrants will be duly and validly issued and the Shares issuable upon exercise of the Sponsor Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Sponsor Warrants and the Shares issuable upon exercise of such Sponsor Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Sponsor Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Dates) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Dates conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Sponsor Warrants and, upon exercise of the Sponsor Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and such Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. While such Purchaser understands that Rule 144 under the Securities Act is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such Purchaser understands that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Sponsor Warrants are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Dates as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Dates.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent (the “Warrant Agreement”) and the Registration Rights Agreement, each on terms satisfactory to the Purchaser.

E. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Sponsor Warrants hereunder.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Dates as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Dates.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration Rights Agreement.

E. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Sponsor Warrants hereunder.

Section 6. Termination. This Agreement may be terminated at any time after March 31, 2021 upon the election by either the Company or a Purchaser entitled to purchase a majority of the Sponsor Warrants upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Dates.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

MUDRICK CAPITAL ACQUISITION CORPORATION II

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Chief Executive Officer

MUDRICK CAPITAL ACQUISITION HOLDINGS II LLC

By:	/s/ Jason Mudrick
Name: Jason Mudrick
Title: Managing Member

[Signature Page to Private Placement Warrants Purchase Agreement]